UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2020

Velocity Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39183	48-0659719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295

Westlake Village, California 91362

(818) 532-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

PIPE Investment

On April 5, 2020, Velocity Financial, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with investment funds managed by Snow Phipps Group, LLC (“Snow Phipps”) and TOBI III SPE I LLC (“TOBI” and, together with Snow Phipps, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) (i) an aggregate of 45,000 newly issued shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 3,013,125 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) in exchange for cash consideration in an aggregate amount of $45.0 million. The Company intends to use the net proceeds from the Private Placement to pay down its existing warehouse repurchase lenders and for general corporate purposes. The closing of the Private Placement (the “Closing” and, the date of the Closing, the “Closing Date”) is expected to occur on about April 7, 2020, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and each of the Purchasers.

Consent Rights

For so long as each Purchaser and its respective permitted transferees continue to hold at least 50% of the Series A Preferred Stock issued to such Purchaser at the Closing and the Purchasers and their respective permitted transferees collectively continue to hold at least 50% of the aggregate Series A Preferred Stock issued at the Closing, the prior written consent of each Purchaser that continues to hold at least 50% of the Series A Preferred Stock issued to such Purchaser at Closing will be necessary for the Company to effect, subject to certain exceptions: (1) any of the actions described in clause (1) under “Series A Certificate of Designation—Consent Rights” below; (2) any incurrence or issuance by the Company and its subsidiaries of convertible debt securities; (3) any incurrence or issuance by the Company and its subsidiaries of non-convertible indebtedness in aggregate principal amount at any time in excess of $20.0 million, subject to exceptions for ordinary course incurrences, incurrences permitted under the Company’s existing credit facility and incurrences or issuances to fund a repurchase of Series A Preferred Stock; (4) certain dividends or distributions or certain repurchases or acquisitions of equity interests of the Company; or (5) the entry into any Liquidation Event (as defined below) for which the holders of the Series A Preferred Stock (the “Series A Holders”) would not receive at least payment in full, in cash, of the Liquidation Preference (as defined below). These consent rights are specific to the Purchasers and are not transferable to any other holder of Series A Preferred Stock other than a permitted transferee of the respective Purchaser.

Board Designation

For so long as TOBI and its permitted transferees continue to beneficially own at least 25% of the Series A Preferred Stock (and any Common Stock issued upon conversion thereof), TOBI shall be entitled to nominate one additional director to the Company’s Board of Directors (the “Board”), in addition to TOBI’s existing rights to nominate a director under the Stockholders Agreement, dated January 16, 2020, among the Company and affiliates of Snow Phipps, affiliates of TOBI and Christopher D. Farrar. At or promptly following the time TOBI designates such director, the Company shall take such action as is necessary to (i) increase the number of directors comprising the Board from 6 to 7 and (ii) appoint such person to the Board.

Stockholder Approval

The Purchase Agreement requires the Company to file, as promptly as practicable following the Closing (and in any event within 20 business days following the Closing Date), a proxy statement with the Securities Exchange Commission that includes a proposal for holders of Common Stock to approve the issuance of shares of Common Stock in connection with any future conversion of the Series A Preferred Stock and any exercise of the Warrants, as required by the listing standards of the New York Stock Exchange (the “Stockholder Approval”). Each Purchaser has agreed with the Company to vote any shares of Common Stock they hold in favor of the Stockholder Approval, however, no shares of the Series A Preferred Stock issued under the Purchase Agreement may be voted for such approval.

Series A Certificate of Designation

In connection with the Closing, the Company will establish the rights and preferences of the shares of the Series A Preferred Stock pursuant to a certificate of designation (the “Series A Certificate of Designation”), which will be in addition to any rights and preferences of the Company’s preferred stock provided for in the Company’s certificate of incorporation (the “Certificate of Incorporation”). The Series A Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution and winding up.

Dividend Participation; No Stated Maturity

The Series A Preferred Stock shall be entitled to receive any dividends or distributions paid in respect of the Common Stock on an as-converted basis.

The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless converted into Common Stock or repurchased and cancelled by the Company.

Voting Rights

The Series A Holders will be entitled to vote, together with the holders of Common Stock, on an as-converted basis, subject to limitations of the rules of the New York Stock Exchange, on all matters submitted to a vote of the holders of Common Stock, and as a separate class as required by law. The Series A Holders will also have the right to elect two directors to the Board if the Company defaults under its obligation to repurchase the Series A Preferred Stock, as described below under “—Holder Repurchase Right; Repurchase Default”.

Liquidation Rights

The Series A Preferred Stock will have a liquidation preference (the “Liquidation Preference”) equal to the greater of (i) $2,000 per share from the Closing Date to the date that is two-and-a-half years after the Closing Date, which amount increases ratably to $3,000 per share to November 28, 2024 and $3,000 per share from and after November 28, 2024 and (ii) the amount such holder of Series A Preferred Stock would have received if the Series A Preferred Stock had converted into Common Stock immediately prior to such liquidation.

No Optional Redemption

The Company will not have the right to redeem the Series A Preferred Stock at any time.

Holder Conversion Right

At any time following receipt of the Stockholder Approval, each holder of Series A Preferred Stock may elect to convert all or any portion of the shares of Series A Preferred Stock held by such holder into, with respect to each share of Series A Preferred Stock so converted, the number of shares of Common Stock equal to then applicable conversion rate plus cash in lieu of fractional shares, if any. The election of a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock may be conditioned or contingent upon, the occurrence of a specified event or transaction. The initial conversion price is expected to be approximately $3.85 per share of Common Stock.

Company Conversion Right

If, for any date following the date that is eighteen months following the Closing Date, the daily volume weighted average price for a share of Common Stock is more than 200% of the then applicable conversion price (which shall not be adjusted other than for share splits, combinations and reclassifications) on each such trading day for at least twenty (20) trading days (whether or not consecutive) in the period of thirty (30) consecutive trading days (provided that such twenty (20) trading days includes the final five (5) trading days of such thirty (30) trading day period), then, at the Company’s option, each outstanding share of Series A Preferred Stock shall convert into the number of shares of Common Stock equal to the then applicable conversion rate plus cash in lieu of fractional shares, if any.

Holder Repurchase Right; Repurchase Default

Beginning on and after the date that is two-and-a-half years after the Closing Date, if permitted by the terms of the Company’s material indebtedness, and in no event later than November 28, 2024, each holder of Series A Preferred Stock has the option to cause the Company to repurchase all or a portion of such holder’s shares of Series A Preferred Stock, for an amount in cash equal to the Liquidation Preference of each share repurchased.

If the Company does not repurchase in full, in cash, the shares of Series A Preferred Stock subject to a repurchase request delivered to the Company by one of the Purchasers or such Purchaser’s permitted transferees, within six (6) months following such request, such Purchaser or such permitted transferee will have the right (until the repurchase price for the shares of Series A Preferred Stock subject to such request has been paid in full, in cash, or such shares of Series A Preferred Stock have been converted) to force a sale of the Company (a “Forced Sale”), and the holders of the Series A Preferred Stock will have the right to elect two (2) directors of the Company’s Board until such default is cured. If the approval of the holders of Common Stock or other holders of the Company’s capital stock is required under Delaware law or under the rules of the New York Stock Exchange, any Forced Sale shall be subject to, and conditioned upon, obtaining such approvals.

Change of Control

Upon a change of control (as defined in the Series A Certificate of Designation), the Company is required to redeem the Series A Preferred Stock at a price per share of Series A Preferred Stock in cash equal the Liquidation Preference.

Consent Rights

So long as there are any shares of Series A Preferred Stock outstanding, the consent of the holders of at least majority of the then-outstanding shares of Series A Preferred Stock will be necessary for the Company to effect (1) any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including the Series A Certificate of Designation) in a manner that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock; or (2) any amendment or alteration of, or any supplement to, the Certificate of Incorporation or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue any securities ranking senior to, or on a parity basis with, the Series A Preferred Stock as to dividend rights or rights on the distribution of assets (other than with respect to securities the proceeds of which consist entirely of cash and are used by the Company to repurchase shares of Series A Preferred Stock).

In addition, the Purchasers shall be entitled to the consent rights described above under “PIPE Investment—Consent Rights.”

Warrants

The Warrants are exercisable at the warrantholder’s option at any time and from time to time, in whole or in part, for five years at an exercise price of $2.96 per share of Common Stock, with respect to two-thirds of the Warrants, and at an exercise price of $4.94 per share of Common Stock, with respect to the other one-third of the Warrants. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to antidilution adjustments for stock splits, reclassifications, noncash distributions, cash dividends, pro rata repurchases of Common Stock, business combination transactions, and certain issuances of Common Stock (or securities convertible into or exercisable for Common Stock) at a price (or having a conversion or exercise price) that is less than the then current exercise price. The Company is not required to effect an exercise of Warrants, if after giving effect to the issuance of Common Stock upon exercise of such Warrants such warrantholder together with its affiliates would beneficially own 49% or more of the Company’s outstanding Common Stock. At the Closing Date, the Warrants will be exercisable for an aggregate of 15.0% of the number of currently outstanding shares of Common Stock.

Registration Rights Agreement

In connection with the Closing, the Company will enter into a Registration Rights Agreement with the Purchasers at the Closing, pursuant to which the Company will agree to provide certain registration and other rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants for the benefit of the Purchasers and certain of their respective transferees. The Registration Rights Agreement will include a provision that prohibits the Company from granting registration rights that are on parity with or senior to the rights granted to the purchasers in the Registration Rights Agreement.

Amendments to Warehouse Repurchase Agreements

As a precondition to completing the Private Placement, on April 5, 2020, Velocity Commercial Capital, LLC (“VCC”), a wholly owned subsidiary of the Company entered into separate amendments to its two master repurchase agreements (the “warehouse repurchase agreements”) with the lenders under such agreements. The amended warehouse repurchase agreements provide the Company with a flexible and more stabilized financing solution that will allow the Company to better operate its business under the current market conditions. Pursuant to the terms of the amendments, (i) the Company must maintain unrestricted cash and cash equivalents of at least $7.5 million, (ii) VCC must make aggregate payments of $20.0 million to reduce VCC’s obligations under the warehouse repurchase agreements at Closing, and (iii) VCC must ensure that payments of at least $3.0 million per month are made from the cash flow from the underlying financed loans and/or corporate cash each month from May through August 3, 2020, in reduction of its obligations thereunder. In addition, the interest rate under each warehouse repurchase facility was increased by 25 basis points, effective as of Closing, and the maturity date of one of the warehouse repurchase facilities was shortened such that both warehouse repurchase facilities mature on August 3, 2020, with each subject to renewal at the applicable lender’s option. After giving effect to the payments referred to in clause (ii) above, the aggregate amount of VCC’s outstanding obligations under the warehouse repurchase facilities will be approximately $275 million.

Important Note

The foregoing description does not purport to be complete and is qualified by reference to the full text of the Purchase Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein, and the Form of Series A Certificate of Designation, the Form of Warrant and the Form of Registration Rights Agreement, which are attached as exhibits to the Purchase Agreement and incorporated by reference herein.

Any securities described in this Item 1.01 that have been offered or are to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

The representations, warranties and covenants contained in the agreements and documents described above were made only for purposes of those agreements and documents and as of the specified dates set forth therein, were solely for the benefit of the parties to those agreements and documents, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02	Results of Operations and Financial Condition.

The Company expects to report members’ equity of approximately $152 million as of December 31, 2019 and stockholders’ equity of approximately $250 million as of March 31, 2020.

The foregoing estimates are preliminary and subject to completion of financial and operating closing procedures for the year ended December 31, 2019 and the quarter ended March 31, 2020. The actual amounts may differ materially from these estimates, including as a result of the Company’s year-end and quarter-end closing procedures, review adjustments and other developments that may arise between now and the time the Company’s audited financial results for the year ended December 31, 2019 are finalized. Therefore, you should not place undue reliance on these estimates. These estimates have been prepared by, and are the responsibility of, the Company’s management and have not been reviewed or audited or subject to any other procedures by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect to these estimates.

The information furnished under Item 2.02 of this Current Report on Form 8-K shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement of the Series A Preferred Stock and the Warrants pursuant to the Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

On April 6, 2020, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

During this economic crisis, the Company will consider the benefits of originating commercial mortgage loans along with opportunistically acquiring commercial mortgage loans that comply with its credit guidelines. If the Company is able to prudently originate or acquire mortgage loans, they will be added to the Company’s held for investment loan portfolio and supplement the Company’s current earnings profile generated by its $1.9 billion of portfolio loans that are mainly fixed rate loans financed with fixed rate securitizations.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

*     *     *

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K and the press release furnished as an exhibit to this report may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “must,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this Current Report on Form 8-K and the press release furnished as an exhibit to this report reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect the Company’s good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Factors that could cause the Company’s results and financial condition and other events affecting the Company’s business to differ materially include the course and severity of the COVID-19 pandemic, and the direct and indirect results of the pandemic, such as recessionary economic trends, including with respect to employment, wages and benefits and commercial activity, political, legal and regulatory actions and policies in response, including the effects of restrictions on commerce or other public activities, moratoria and other suspensions of evictions or rent and related obligations, the timing, magnitude and effect of public spending, directly or through subsidies, and its direct and indirect effects on commercial activity and incentives of employers and individuals to resume or increase employment, wages and benefits and commercial activity, potential longer term effects of increased government spending on the interest rate environment and borrowing costs for non-governmental parties, potential longer-term shifts toward telecommuting and telecommerce, and geographic variation in the severity and duration of the COVID-19 pandemic, including in states such as New York, California, New Jersey and Florida where high percentages of the properties underlying the Company’s mortgage loans are located. Factors that could cause the Company’s results and financial condition and other events affecting the Company’s business to differ materially also include, but are not limited to general economic conditions and real estate market conditions, regulatory and/or legislative changes, the Company’s ability to retain and attract loan originators and other professionals, and changes in federal government fiscal and monetary policies. These and other risks could materially adversely affect the Company’s results and financial condition and business directly or indirectly, including by virtue of effects on: interest rates; mortgage default rates; mortgage prepayment rates; the availability and terms of financing for the Company’s business, including through securitizations; the market value of the Company’s assets; conditions in the markets for derivative instruments related to mortgage loans and commercial mortgage-backed securities (“CMBS”); the liquidity and capitalization of banks and other financial firms and the effects on their incentives and willingness to provide capital to mortgage originators or to hold mortgages or related assets; volatility in supply and demand in the market for mortgage loans and related CMBS, which recently have been and could continue to be subject to sharp and sudden variations; the timing and availability of direct and indirect governmental support for various financial assets, including mortgage loans and CMBS, and possible related distortions in market values and liquidity for such assets whose markets have or are assumed to have government support versus possibly similar assets that do not; and competitive dynamics among mortgage originators. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” the Company previously disclosed in its prospectus, dated January 16, 2020, filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Securities Purchase Agreement, dated April 5, 2020.

99.1	Press Release, dated April 6, 2020

Exhibit 99.1 attached hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Velocity Financial, Inc.

By:	/s/ Christopher D. Farrar
Name: Christopher D. Farrar
Title: Chief Executive Officer

Date: April 6, 2020